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                                                                   EXHIBIT 10.40


                      [UNION BANK OF CALIFORNIA LETTERHEAD]



                           AMENDMENT AND WAIVER LETTER



                                            Commercial Portfolio Administration

                                            Union Bank of California
                                            500 S. Main Street, Suite 200
                                            Orange, CA 92868



October 1, 1998


Mr. William Healey, President
Smartflex Systems, Inc.
14312 Franklin Avenue
Tustin, CA 92690-7028

Re: FIRST AMENDMENT ("Amendment") to the Amended and Restated Loan Agreement dated September 26, 1997 (this Amendment and the Amended and Restated Loan Agreement together called the "Agreement")

Dear Mr. Healey:

In reference to the Agreement defined above between UNION BANK OF CALIFORNIA, N.A. ("BANK") and SMARTFLEX SYSTEMS, INC. ("BORROWER"), Bank and Borrower desire to amend the Agreement and waive certain breaches of the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Agreement.

        1.     Amendments to the Agreement:

               (a) Section 1.1.1, line 5, is hereby amended by substituting the date "October 2, 2000" for the date "September 30, 1999".

               (b) Section 1.1.1.1, line 10, is hereby amended by substituting the date "October 2, 2000" for the date "September 30, 1999".

               (c)    Section 1.1.3, is hereby added in its entirety as follows:

                      "THE TERM LOAN I. Bank will loan to Borrower the sum of THREE MILLION DOLLARS ($3,000,000) (the "Term Loan I") at Borrower's request, in one disbursement on or before December 31, 1998 in accordance with the terms of the Term
                      Note I. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled

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Smartflex Systems, Inc.
1st Amendment to Amended and Restated Loan Agreement
October 1, 1998
Page 2

                      principal payments in the reverse order of their maturity. The Term Loan I shall be evidenced by a promissory note (the "Term Note I") on the standard form used by Bank for commercial loans."

               (d) Section 1.3, is hereby amended by adding the following language:

                      "The proceeds of the Term Loan I shall be used to purchase real property."

               (e) Section 1.4, is hereby amended in its entirety to read as follows:

                      "INTEREST. The unpaid principal balance of the Loans shall bear interest at the rate or rates provided in the Notes. The Loans may be prepaid in full or in part only in accordance with the terms of the Notes and any such prepayment shall be subject to the prepayment fee provided for therein."

               (f) Section 1.5, line 3, is hereby amended by substituting the date "October 2, 2000" for the date "September 30, 1999".

               (g) Section 1.5.2, is hereby added in its entirety to read as follows:

                      "TERM LOAN I COMMITMENT FEE. A NON-REFUNDABLE one eighth of one percent (1/8%) fee shall be paid upon the funding on the amount of the Term Loan I.

               (h) Section 4.5(b), line 2, is hereby amended by deleting the words "and consolidating".

               (i) Section 4.6, is hereby amended in its entirety to read as follows:

                      "TANGIBLE NET WORTH. From December 31, 1997, Borrower will at all times maintain Tangible Net Worth of not less than FORTY SEVEN MILLION DOLLARS ($47,000,000). Thereafter, Borrower will at all times maintain a minimum Tangible Net Worth that increases from said amount as of the end of each Borrower's fiscal years by seventy-five percent (75%) of Borrower's net profit after taxes plus one hundred percent (100%) of any new equity capital additions. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors)."

        2.     Waivers to the Agreement:

               (a)    Bank hereby provides a waiver of Borrower's breach of
                      Section 5.3, of the Agreement.

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Smartflex Systems, Inc.
1st Amendment to Amended and Restated Loan Agreement
October 1, 1998
Page 3

                      "SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another."

               (b)    Bank hereby provides a waiver of Borrower's breach of
                      Section 5.5, of the Agreement.

                      "INVESTMENT. Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificate of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within two years of purchase."

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This First Amendment and Waiver shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

This First Amendment shall become effective when Bank shall have received the acknowledgment copy of this First Amendment and Waiver executed by Borrower.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.


By:     //s// Robert Thomas
        --------------------------------
        Robert Thomas
Title:  Vice President


By:     //s// Jim Heim
        --------------------------------
        Jim Heim
Title:  Vice President


AGREED AND ACCEPTED TO THIS 13TH DAY OF OCTOBER, 1998.

SMARTFLEX SYSTEMS, INC.


By:     //s//  William Healey
        --------------------------------
        William Healey
Title:  President